Exhibit 4.6

AMENDMENT NO. 1

dated April 3, 2014

to

SHAREHOLDERS’ AGREEMENT

dated as of

November 29, 2013

among

TOPS MBO CORPORATION

and

ITS SHAREHOLDERS IDENTIFIED HEREIN

and

TOPS HOLDING II CORPORATION

and

ITS SHAREHOLDERS IDENTIFIED HEREIN

AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO SHAREHOLDERS’ AGREEMENT (this “Amendment”), dated April 3, 2014, amends that certain Shareholders’ Agreement dated as of November 29, 2013 by and among Tops MBO Corporation, a Delaware corporation (“MBOCo”), Tops Holding II Corporation, a Delaware corporation (“Holding”), and each of their respective shareholders identified herein (the “November 2013 Shareholders’ Agreement”).

WHEREAS, in connection with adoption of the MBOCo 2014 Stock Option Plan, MBOCo, Holding and the Principal Shareholders desire to amend the November 2013 Shareholders’ Agreement pursuant to Section 7.03(a) thereof;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

1. The November 2013 Shareholders’ Agreement is hereby amended as follows:

(a) The definition of “Securities” contained in Section 1.01(a) of the November 2013 Shareholders’ Agreement is amended to read in its entirety as follows:

“Securities” means, with respect to each Company, (i) any Common Shares and (ii) any other shares of capital stock of the Company.

(b) Section 4.05(a) through (d) of the November 2013 Shareholders’ Agreement is amended to read as follows:

Section 4.05 Call Right.

(a) In the event that a Shareholder’s employment with MBOCo or any of its Subsidiaries is terminated:

(i) (1) by MBOCo or any of its Subsidiaries, other than for Cause, (2) as a result of the death or Disability of such Shareholder, (3) with respect to any Shareholder other than the Principal Shareholders, such Shareholder’s voluntary resignation, including in connection with his or her retirement, or (4) with respect to the Principal Shareholders only, such Principal Shareholder’s voluntary resignation, including in connection with his or her retirement, if such resignation occurs after the date on which MBOCo has repaid the BOA Loan in full, MBOCo may elect to purchase all or any portion of the Shareholder Stock of MBOCo and Holding held by such Shareholder and such Shareholder’s Permitted Transferees as of the effective date of such Shareholder’s termination of employment, and all or any portion of the Shareholder Stock of MBOCo and Holding held by such Shareholder, such Shareholder’s Permitted Transferees or such Shareholder’s estate, heirs, beneficiaries, or legal or personal representatives that was acquired on or after the effective date of such Shareholder’s termination of employment upon the exercise of stock options or other equity incentive awards made to such Shareholder, at a price equal to the Fair Market Value of such Shareholder Stock as of the date of termination (the “Non-Cause Purchase Price”); and

(ii) (1) by MBOCo or any of its Subsidiaries, for Cause or (2) with respect to the Principal Shareholders only, as a result of such Principal Shareholder’s voluntary resignation, including in connection with his or her voluntary retirement, if such resignation occurs prior to the date on which MBOCo has repaid the BOA Loan in full, MBOCo may elect to purchase all or any portion of the Shareholder Stock of MBOCo and Holding held by such Shareholder and such Shareholder’s Permitted Transferees as of the effective date of such Shareholder’s termination of employment, and all or any portion of the Shareholder Stock of MBOCo and Holding held by such Shareholder, such Shareholder’s Permitted Transferees or such Shareholder’s estate, heirs, beneficiaries, or legal or personal representatives that was acquired on or after the effective date of such Shareholder’s termination of employment, upon the exercise of stock options or other equity incentive awards made to such Shareholder, at a price equal to eighty percent (80%) of the Fair Market Value of such Shareholder Stock as of the date of termination (the “Cause Purchase Price”).

(b) In the event of the entry of an Order against a Shareholder or the occurrence of the Insolvency of a Shareholder, MBo. Co may elect to purchase all or any portion of the Shareholder Stock of MBOCo and Holding held by such Shareholder at the Non-Cause Purchase Price. Each Shareholder agrees to deliver a copy of any Order affecting such Shareholder, or a written notice of the Insolvency of such Shareholder, as applicable, to MBOCo within two Business Days after such Order is entered or such Insolvency occurs.

(c) Any Shareholder Stock that becomes subject to MBOCo’s call right under this Section 4.05 is referred to herein as the “Call Eligible Stock.” The purchase price paid by MBOCo under this Section 4.05 (i.e., either the Cause Purchase Price or the Non-Cause Purchase Price) is referred to herein as the “Call Purchase Price”).

(d) Procedures:

(i) If MBOCo wishes to exercise its right to purchase Call Eligible Stock pursuant to this Section 4.05, MBOCo shall deliver a notice to the applicable Shareholder, such Shareholder’s Permitted Transferees and/or any estate, heirs, beneficiaries, or legal or personal representatives holding Shareholder Stock acquired upon the exercise of stock options or other equity incentive awards made to such Shareholder (each, as the case may be, a “Selling Shareholder”), within 240 days after (x) the termination of the applicable Shareholder’s employment, (y) MBOCo’s receipt of a copy of an Order, or (z) MBOCo receiving notice of, or otherwise learning of, the Insolvency of such Shareholder (each a “Purchase Notice”) specifying the number of shares of Call Eligible Stock to be purchased by MBOCo.

(ii) Each Selling Shareholder shall at the closing of any purchase pursuant to this Section 4.05, represent and warrant to MBOCo that (x) the

Selling Shareholder has full right, title and interest in and to such Shareholder’s Call Eligible Stock being sold, (y) the Selling Shareholder has all the necessary power and authority and has taken all necessary action to sell such Call Eligible Stock as contemplated by this Section 4.05, and (z) such Call Eligible Stock is free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(iii) Subject to subsection (e) below, the closing of any sale of Call Eligible Stock pursuant to this Section 4.05 shall take place no later than 60 days following receipt by the Selling Shareholder of the Purchase Notice. MBOCo shall give such Selling Shareholder at least three Business Days’ written notice of the date of closing (the “Call Right Closing Date”).

(c) Section 4.06(a) and (b) of the November 2013 Shareholders’ Agreement is amended to read as follows:

Section 4.06 Put Right.

(a) In the event that a Shareholder’s employment with MBOCo or any of its Subsidiaries is terminated for a reason specified in Section 4.05(a)(i), and MBOCo has not delivered a Purchase Notice in accordance with Section 4.05 within 240 days after such termination electing to purchase all Call Eligible Stock at the Non-Cause Purchase Price, then, subject to the. Other provisions of this Section 4.06, the holder or holders of such Call Eligible Stock (individually, an Offering Shareholder”, and collectively, the “Offering Shareholders”), may elect to sell to MBOCo all (but not less than all) of such Call Eligible Stock at a price equal to the Fair Market Value of such Call Eligible Stock as of the date of termination (the “Put Purchase Price”).

(b) Procedures.

(i) If an Offering Shareholder desires to sell all Call Eligible Stock pursuant to this Section 4.06, such Offering Shareholder shall deliver to MBOCo, not more than 270 days after the effective date of termination of the applicable Shareholder’s employment, a written notice (the “Shareholder Put Notice”) specifying the shares of Call Eligible Stock to be sold (the “Offered Shareholder Stock”) by such Offering Shareholder.

(ii) Each Offering Shareholder shall at the closing of any purchase pursuant to this Section 4.06 represent and warrant to MBOCo that (x) the Offering Shareholder has full right, title and interest in and to the Offered Shareholder Stock, (y) the Offering Shareholder has all the necessary power and authority and has taken all necessary action to sell such Offered Shareholder Stock as contemplated by this Section 4.06, and (z) the Offered Shareholder Stock is free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(iii) Subject to subsection (c) below, the closing of any sale of Offered Shareholder Stock pursuant to this Section 4.06 shall take place no later than 60 days following receipt by MBOCo of the Shareholder Put Notice. MBOCo shall give such Offering Shareholder at least three Business Days’ written notice of the date of closing (the “Put Right Closing Date”).

2. All capitalized terms used in this Amendment and not defined herein but defined in the November 2013 Shareholders’ Agreement shall have the meanings set forth therein.

3. Except as specifically amended hereby, the terms and provisions of the November 2013 Shareholders’ Agreement remain in full force and effect.

4. Pursuant to Section 7.03(a) of the November 2013 Shareholders’ Agreement, this Amendment has been approved and is being executed by at least a Majority in Interest of each Company on behalf of all Shareholders thereof.

5. This Amendment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto were upon the same instrument. Executed signature pages delivered by facsimile or email will be treated in all respects as original signature pages.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TOPS MBO CORPORATION

By:	/s/ Francis Curci
Name:	Francis Curci
Title:	President and Chief Executive Officer

SHAREHOLDERS OF TOPS MBO
CORPORATION REPRESENTING A
MAJORITY INTEREST:

/s/ John Barrett
John Barrett

/s/ Lynne Burgess
Lynne Burgess

/s/ Francis Curci
Francis Curci

/s/ Kevin Darrington
Kevin Darrington

/s/ William R. Mills
William R. Mills

/s/ John Persons
John Persons

TOPS HOLDING II CORPORATION

By:	/s/ Francis Curci
Name:	Francis Curci
Title:	President and Chief Executive Officer

SHAREHOLDERS OF TOPS HOLDING II
CORPORATION REPRESENTING A
MAJORITY INTEREST:

/s/ John Barrett
John Barrett

/s/ Lynne Burgess
Lynne Burgess

/s/ Francis Curci
Francis Curci

/s/ Kevin Darrington
Kevin Darrington

/s/ William R. Mills
William R. Mills

/s/ John Persons
John Persons